As filed with the Securities and Exchange Commission on October 23, 2007

Registration No. 333-142855

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

U.S. XPRESS ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	62-1378182
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

___________________________

4080 Jenkins Road, Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

___________________________

U.S. Xpress Enterprises, Inc. 2006 Omnibus Incentive Plan
(Full Title of the Plan)

___________________________

Ray M. Harlin
Chief Financial Officer
U.S. Xpress Enterprises, Inc.
4080 Jenkins Road
Chattanooga, Tennessee 37421
(Name and Address of Agent for Service)

(423) 510-3000
(Telephone Number, Including Area Code, of Agent for Service)

___________________________

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant's offering.

U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Registrant"), filed its Registration Statement on Form S-8 (No. 333-142855) (the "Registration Statement") with the Securities and Exchange Commission with respect to 1,000,000 shares of the Registrant's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") that were to be issued in connection with the U.S. Xpress Enterprises, Inc. 2006 Omnibus Incentive Plan (the "Plan").

On October 12, 2007, New Mountain Lake Acquisition Company, a Nevada corporation ("NMLAC"), merged with and into the Registrant (the "Merger") pursuant to Section 92A.180 of the Nevada Revised Statutes and the Plan of Merger adopted by the board of directors and stockholder of NMLAC. Following the Merger, no more shares of Class A Common Stock will be issued under the Plan.

Pursuant to the Registrant's undertaking in Part II, Item 9 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold shares of Class A Common Stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on October 23, 2007.

U.S. XPRESS ENTERPRISES, INC.

By:	/s/ Ray M. Harlin
Name:	Ray M. Harlin
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

/s/ Patrick E. Quinn	October 23, 2007
Patrick E. Quinn Co-Chairman of the Board of Directors, President and Treasurer

/s/ Max L. Fuller	October 23, 2007
Max L. Fuller Co-Chairman of the Board of Directors, Chief Executive Officer and Secretary

/s/ Ray M. Harlin	October 23, 2007
Ray M. Harlin Chief Financial Officer, Executive Vice President of Finance, and Secretary